ADDENDUM TO
                       LOAN AGREEMENT DATED MARCH 22, 2004

      The undersigned acknowledges and agrees to the following changes to the Loan Agreement, dated March 22, 2004, between Optionable, Inc. (the "Borrower") and Mark Nordlicht (the "Lender"), to which this addendum is attached (the "Loan Agreement");

      WHEREAS, Kevin P. Cassidy, Edward J. O'Connor and the Lender requested a negotiation of the Loan Agreement and the Deferred Payment to Capital Energy Services LLC ("CES");

      WHEREAS, the Deferred Payment, specified in Section 2(e) of the Master Services Agreement with CES (the "Deferred Payment"), has been assigned by CES to Kevin P. Cassidy ("Cassidy"), as to 50% (the "Cassidy Payment"), and Edward
J. O'Connor ("O'Connor"), as to 50% (the "O'Connor Payment");

      WHEREAS, OPEX created a Finance Committee which negotiated the Loan Agreement and the Deferred Payment to CES;

      NOW, THEREFORE, the parties hereby agree as follows:

1. SECTION 2 of the Loan Agreement shall be replaced as follows:

      2.    Promissory Notes; Terms.

            a. The obligations of Borrower in respect to the Loan shall be evidenced by the Promissory Note of Borrower, dated the date hereof payable to the order of Lender in the principal amount of $5,621,753.18 in the form of Exhibit C attached hereto (the "$5.6MM Note").

            b. The $5.6MM Note will be due and payable on the first to occur of;

                  1. The 10 year anniversary of this agreement; then Borrower will pay Lender $5,621,753.18 in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim.

                  2. Following a first financing through the sale of the Borrower's stock in a Private Placement Memorandum, the Borrower secures additional financing of at least one million ($1,000,000) dollars (the "Capital Raise"); then Within 30 days, Borrower will repay Lender, in an amount equal to at least 25% of the Capital Raise, provided however, that such amount will not exceed the lesser of $2,810,877 or the outstanding balance of the loan and any remaining unpaid balance will begin to accrue interest at a rate of 4.68% annually. The outstanding principal amount and accrued interest amount of the Loan shall be due and payable on the 10 year anniversary of this agreement. All payments by Borrower under this Agreement or the $5.6MM Note shall be made in lawful money of the United States and in immediately available funds, without deduction, set-off, withholding or counterclaim.


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            c.    Effective April 1, 2005, the Borrower can repay to the Lender, on a quarterly basis, an amount equal to no more than 50% of the Repayment Allocation (the "Quarterly Repayment").

                  1. The Repayment Allocation is defined as follows; An amount, established at the discretion of the Finance Committee of the Borrower, equal to no more than 25% of the Borrower's cash flows from operating activities adjusted for purchases of property and equipment, on a quarterly basis. In establishing this amount, the Finance Committee of the Borrower will also consider other financial metrics, such as significant anticipated expenditures.

                  2. The Quarterly Repayment will be determined within 45 days following the end of the quarter and the Borrower will inform the Lender of the Quarterly Repayment amount within three business days of establishing this amount.

                  3. However, the Lender may, upon written notice to the company, agree to request an increase or decrease in the Quarterly Repayment, so long as (i) such increase or decrease is equal to the amount subtracted from (in the case of an increase) or added to (in the case of a decrease) the balance of the Repayment Allocation being used to make payments towards the Cassidy Payment and O'Connor Payment and (ii) is requested in writing and agreed to unanimously by the Lender, Edward J. O'Connor and Kevin P. Cassidy. Such notice must be given within five business days after receiving notice of the Quarterly Repayment amount.

                  4. The Quarterly Repayment will be made (i) within five business days following the notice to Lender of the Quarterly Repayment amount or (ii) within five business days after receiving the unanimous notice from the Lender, Edward J. O'Connor and Kevin P. Cassidy of an increase or decrease in the Quarterly Repayment.


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

                  5. All amounts paid in the Quarterly Repayments shall be applied, on a pro rata basis on the outstanding balance of the loan, first to interest, if any, and then to unpaid principal.

2. On April 13, 2005, the Lender agrees to make a one time payment of $219,637.90 towards repayment of the $5.6MM Note, the Cassidy Payment and the O'Connor Payment. The Lender, O'Connor and Cassidy have unanimously agreed to apportion the payment as follows: $69,637.90 towards the Nordlicht Loan, $150,000 towards the Cassidy Payment and $0 towards the O'Connor Payment.

3. The Lender will apply it's $69,637.90 payment towards outstanding balance of Quaesteus Trading LLC with the Borrower.

4. Section 5 of the Loan Agreement shall be updated as follows:

      When Lender is the intended recipient:

                  Mark Nordlicht
                  c/o Platinum Partners LP
                  Carnegie Hall Tower
                  152 West 57th Street
                  54th Floor
                  New York, NY  10019
                  Email: mnord7@aol.com

      When Borrower is the intended recipient:

                  Optionable, Inc.
                  555 Pleasantville Road
                  South Building, Suite 110
                  Briarcliff Manor, NY  10510
                  Attention:  Finance Committee
                  Facsimile: 914-773-1500
                  Email: abe.zucker@optionable.com

5. As stated in the Addendum dated October 7, 2004; in SECTION 2(b)(2) of the Loan Agreement, the phrase "Capital Raise" shall mean additional financing following a first financing though the sale of Borrower's stock in a Private Placement Memorandum, pursuant to which the Borrower secures at least one million dollars ("$1,000,000") determined as the sum of (i) the total proceeds of all equity financings plus (ii) the outstanding balance from time to time of all indebtedness for borrowed money of Borrower incurred after the first financing.

                    [Signatures appear on the following page]


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

      IN WITNESS WHEREOF, the Borrower and Lender have caused this Agreement to be duly executed and delivered as of April 12, 2005.

                                         OPTIONABLE, INC.

                                         By:
                                            ------------------------------------

                                         Name: Albert Helmig
                                               ---------------------------------

                                         Title: Director
                                                --------------------------------





                                         ---------------------------------------
                                         Mark Nordlicht


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